                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-7758, No. 33-37982, No. 333-00371, No. 333-01441 and No.
333-19803 and Forms S-8 No. 33-6229, No. 33-72798, No. 333-10363, No. 333-80341
and No. 333-82011) of Watsco, Inc., as amended, and in the related Prospectus of Watsco, Inc. of our report dated February 14, 2003, with respect to the 2002 consolidated financial statements and schedule of Watsco, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP


Miami, Florida,
March 31, 2003.